UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Definitive Proxy Statement
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ANIMAS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The following press release was disseminated by Animas Corporation on January 24, 2006.
Contact for Investors and Media:
Animas Corporation
Richard Baron
Vice President, Finance and CFO
610-644-8990 x 1168
Richard.Baron@animascorp.com
ANTITRUST APPROVAL RECEIVED FOR ACQUISITION OF ANIMAS CORPORATION BY
JOHNSON & JOHNSON SUBSIDIARY
West Chester, PA, January 24, 2006 (BUSINESS WIRE) — Animas Corporation (Nasdaq: PUMP) announced today that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired with respect to the previously-announced merger agreement between Animas, Johnson & Johnson and Emerald Merger Sub, Inc., a wholly owned subsidiary of Johnson & Johnson. The expiration of the waiting period satisfies a closing condition of the proposed transaction. In addition, Animas Corporation filed its definitive proxy statement regarding the merger today.
The proposed transaction remains subject to other customary closing conditions, including approval of the transaction by Animas Corporation’s stockholders and clearance by Austrian antitrust authorities. The proposed transaction is expected to close as promptly as possible after Animas Corporation’s special meeting of stockholders, which is scheduled for February 17, 2006.
About Animas Corporation
Animas Corporation, a leading maker of insulin infusion pumps and related products, is dedicated to improving diabetes management and making insulin pump therapy easier for patients with insulin requiring diabetes and healthcare professionals through product innovation, exemplary customer support and superior customer education. For more information on Animas, visit www.animascorp.com or call Animas Corporation at 877-937-7867.
Safe Harbor
Statements in this press release or made by management from time to time regarding Animas Corporation that are not historical facts are forward-looking statements and are subject to risks, assumptions and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following factors, among others, could cause Animas’ actual results to differ materially from those described in a forward-looking statement: the failure to successfully commercialize the licensed or acquired technology; technical issues with the Company’s products; any significant disruption with vendors; any failure to maintain profitability; technological breakthroughs in diabetes monitoring, treatment, or prevention that could render Animas’ products obsolete; failure to comply with any FDA or foreign regulations; an inability to attract and retain personnel; competition; an inability to adequately protect Animas’ intellectual property; disputes over intellectual property rights, including the risk of court-ordered injunctions prohibiting our manufacture or sale of a product following a finding of patent infringement; product liability lawsuits; and the failure to secure or retain third party insurance coverage or reduced reimbursement for Animas’ products by third party payors. This list is intended to identify only certain of the principal factors that could cause actual results to differ. Readers are referred to the reports and documents filed from time to time by Animas Corporation with the Securities and Exchange Commission for a discussion of these and other important risk factors. Readers are cautioned not to place undue reliance on forward-looking statements, which are made as of the date of this press release. Animas Corporation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or for any other reason.
Additional Information and Where to Find It:
This material is not a substitute for the proxy statement Animas Corporation has filed with the Securities and Exchange Commission (SEC) and is currently mailing to stockholders. You are urged to read the proxy statement, because it contains important information. The proxy statement and other documents filed by Animas with the SEC, are available free of charge at the SEC’s website, www.sec.gov, or by visiting Animas’ website at www.animascorp.com.
Animas and certain of its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from Animas’ stockholders in connection with the proposed transaction. You may obtain a detailed list of names, affiliations and interests of Animas participants in the solicitation of proxies of Animas’ stockholders by reading the proxy statement.